Exhibit 4.1



                                                            BLAKE DAWSON WALDRON

                                                                   LAWYERS

                                                            --------------------



                                  RULES OF THE
                                 PSIVIDA LIMITED
                           EMPLOYEE SHARE OPTION PLAN



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                                    CONTENTS

1.       OBJECT 1

         1.1      Object of Plan                                             1
         1.2      Outline of Plan                                            1

2.       ELIGIBILITY                                                         1

         2.1      Determination of eligibility                               1
         2.2      Relevant considerations                                    1

3.       INVITATIONS                                                         2

         3.1      Invitations                                                2
         3.2      Directors                                                  2
         3.3      Content of invitation                                      2
         3.4      Accompanying documents                                     2
         3.5      Copy of Rules                                              2
         3.6      Price Information                                          3
         3.7      Share Limit                                                3

4.       RENUNCIATION OF INVITATIONS IN FAVOUR OF NOMINEE                    3

5.       APPLICATIONS                                                        3

         5.1      Application                                                3
         5.2      Rules                                                      4
         5.3      Grant and Certificate                                      4

6.       TRANSFER                                                            4

         6.1      No transfer                                                4
         6.2      Death or mental incapacity                                 4
         6.3      Termination of Employment                                  4
         6.4      No additional rights                                       4

7.       EXERCISE                                                            5

         7.1      Exercise                                                   5
         7.2      Other Options                                              5
         7.3      Notice                                                     5
         7.4      Payment                                                    5
         7.5      Issue                                                      5
         7.6      Share issued upon exercise of Option                       5
         7.7      Lapse                                                      6
         7.8      Balance certificate                                        6
         7.9      Listing on ASX                                             6

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8.       ADJUSTMENTS                                                         6

         8.1      Rights/entitlements issues                                 6
         8.2      New issues                                                 6
         8.3      Pro rata bonus issues                                      7
         8.4      Sub-division or consolidation                              7
         8.5      Return of capital                                          7
         8.6      Cancellation of capital that is lost                       7
         8.7      Pro rata cancellation of capital                           7
         8.8      General reorganisation                                     7
         8.9      Cumulative adjustments                                     7
         8.10     Rounding                                                   7
         8.11     Notice of adjustment                                       8
         8.12     Listing Rules                                              8

9.       AMENDMENT OF THE PLAN                                               8

         9.1      Consistency with Trading Rules                             8
         9.2      By the Committee                                           8
         9.3      Hardship                                                   9
         9.4      Listing Rules                                              9

10.      ADMINISTRATION                                                      9

         10.1     Board                                                      9
         10.2     Committee                                                  9
         10.3     Disputes                                                   9

11.      DURATION                                                            9

         11.1     Discretionary                                              9
         11.2     Suspension                                                 9
         11.3     No prejudice                                               10

12.      NOTICES AND CORRESPONDENCE                                          10

         12.1     To the Company                                             10
         12.2     To a Holder or Participant                                 10

13.      GENERAL                                                             10

         13.1     Governing law                                              10
         13.2     No interest in Shares                                      10

14.      INTERPRETATION                                                      10

         14.1     Rules for interpreting this document                       10
         14.2     Business Days                                              11

15.      DEFINITIONS                                                         11


SCHEDULE 1                                                                   15

SCHEDULE 2                                                                   16

SCHEDULE 3                                                                   17

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             RULES OF THE PSIVIDA LIMITED EMPLOYEE SHARE OPTION PLAN

1.    OBJECT

1.1   OBJECT OF PLAN

      The pSivida Limited Employee Share Option Plan is to assist in the recruitment, reward, retention and motivation of employees and Officers of the Group.

1.2   OUTLINE OF PLAN

      Under this Plan, the Board or Committee may issue to Eligible Persons Options to acquire Shares for an Exercise Price and on conditions fixed by the Board or Committee on grant of the Options.

2.    ELIGIBILITY

2.1   DETERMINATION OF ELIGIBILITY

      The Committee may from time to time in its absolute discretion decide:

      (a) whether it is appropriate for an Eligible Person to participate in the Plan;

      (b) (whether or not the Eligible Person is already a Holder) the number of Options the Eligible Person is to be invited to apply for at any time;

      (c) the Exercise Conditions (if any), Vesting Period (if any) and Exercise Period to apply to the Options the Eligible Person is to be invited to apply for; and

      (d) the Exercise Price for each Option, but the Exercise Price must not be less than either:

            (i)   the Minimum Price; or

            (ii) the Market Price of 1 Share at the date the Committee decides to invite the Eligible Person to apply for the Option.

2.2   RELEVANT CONSIDERATIONS

      In deciding the matters in clause 2.1, the Committee must consider:

      (a) the Eligible Person's position with the Group and the services provided to the Group by the Eligible Person;

      (b) the Eligible Person's record of employment or service with the Group;

      (c) the Eligible Person's potential contribution to the growth of the Group; and

      (d) any other matters which tend to indicate the Eligible Person's merit.

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3.    INVITATIONS

3.1   INVITATIONS

      The Committee may from time to time invite an Eligible Person to apply for Options.

3.2   DIRECTORS

      The Committee may only invite a Director, or an associate of a Director (within the meaning given by Part 1.2 Division 2 of the Corporations Act
      2001), to apply for an Option as permitted by the Listing Rules.

3.3   CONTENT OF INVITATION

      The Committee must specify in the invitation:

      (a)   the Participant;

      (b)   the number of Options the Participant is invited to apply for;

      (c) the amount (if any), not exceeding for each Option the lesser of 1 cent or 1% of the Exercise Price, payable by the Participant (or his Permitted Nominee) as consideration for the Options and the payment terms including any circumstances in which the Company must refund some or all of that amount);

      (d) for each Option, the Exercise Price, Vesting Period, Option Period and any Exercise Conditions;

      (e)   the closing date for applying for each Option;

      (f)   how the Participant is to apply for the Option; and

      (g) how the Company will during the Option Period, within a reasonable time after a request by the Holder, inform the Holder of the current market price of Shares.

3.4   ACCOMPANYING DOCUMENTS

      The Committee must include with the invitation described in clause 3.3:

      (a)   a copy, or a summary, of these Rules; and

      (b)   an Acceptance Form.

3.5   COPY OF RULES

      If the invitation is not accompanied by a copy, or a summary, of these Rules, the Company must undertake in the invitation that during the Option Period, within a reasonable period of the Holder so requesting, the Company will provide the Holder without charge with a copy, or a summary, of these Rules.


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3.6   PRICE INFORMATION

      The Company must undertake in the invitation that during the Option Period, within a reasonable period of the Holder so requesting, the Company will make available to the Holder the current market price of Shares.

3.7   SHARE LIMIT

      The Committee must not invite an application for an Option or grant an Option if that would exceed the Share Limit. The Share Limit is exceeded if (disregarding any Share or option for a Share offered or issued to a person situated at the time of receipt of the offer or invitation outside Australia or by way of an offer or invitation which does not need disclosure because of section 708 of the Corporations Act 2001) the aggregate of the following exceeds 5% of the total number of issued
      Shares:

      (a) the number of Shares the subject of the Option for which the Committee proposes inviting on application, or which the Committee proposes to grant;

      (b) the number of Shares which would be issued if all Options were exercised;

      (c) the number of Shares which would be issued if all other offers or invitations or options to acquire unissued Shares pursuant to this Plan or any other employee share scheme (as defined in the Corporations Act 2001) extended only to employees (including directors) of the Company and of any Associated Company were accepted or exercised;

      (d) the number of Shares issued during the previous 5 years pursuant to this Plan; and

      (e) the number of Shares issued during the previous 5 years pursuant to any other employee share scheme (as defined in the Corporations Act
            2001) extended only to employees (including directors) of the Company and of any Associated Company.

4.    RENUNCIATION OF INVITATIONS IN FAVOUR OF NOMINEE

      Upon receipt of an invitation to apply for Options, a Participant may by notice in writing to the Committee nominate a nominee in whose favour the Participant wishes to renounce the invitation. The Committee may, in its absolute discretion, resolve not to allow such renunciation of the invitation in favour of a nominee without giving any reason for such decision. If the Committee resolves to allow such renunciation of the invitation in favour of a nominee ("PERMITTED NOMINEE") then the Permitted Nominee will be issued Options subject to these Rules and the Participant must, without limiting any provision in these Rules, ensure that the Permitted Nominee complies with these Rules.

5.    APPLICATIONS

5.1   APPLICATION

      A Participant or his Permitted Nominee applying for an Option under an invitation made under clause 3 must on or before the closing date stated in the invitation (or any later date the Company allows for that application only, or for some or all applications):


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      (a)   do what is specified in the invitation to apply for the Option; and

      (b) execute the Acceptance Form, or arrange for the execution of the Acceptance Form on its behalf, and deliver it to the Committee.

5.2   RULES

      By accepting the invitation to apply for the Option, the Participant or, if applicable, his Permitted Nominee, agrees to be bound by this Plan.

5.3   GRANT AND CERTIFICATE

      Upon receipt of a duly completed Acceptance Form, the Company must:

      (a)   grant the Option to the Participant or his Permitted Nominee; and

      (b)   issue the Holder an Option Certificate for the Option.

6.    TRANSFER

6.1   NO TRANSFER

      Each Option is personal to the Holder and is not transferable, transmissible, assignable or chargeable, except in accordance with clause
      6.2 or clause 6.3, or with the prior written consent of the Committee.

6.2   DEATH OR MENTAL INCAPACITY

      With the written approval of the Committee which it may give or withhold in its absolute discretion, an Option may (but only at a time permitted by the approval and in accordance with any conditions specified in the approval) be exercised by the legal personal representatives of a Holder who dies before the end of the Option Period or whose estate becomes liable before the end of the Option Period to be dealt with under the laws relating to mental health.

6.3   TERMINATION OF EMPLOYMENT

      If the Participant ceases to be an Eligible Person at any time after the Vesting Period and before the end of the Option Period, the Committee may in its absolute discretion (on any conditions which it thinks fit) decide that the Option held by that Participant (or, where applicable, his Permitted Nominee) does not lapse under clause 7.7(d) but lapses instead at the time and on the conditions it specifies by notice to the Holder. In making a decision under this clause, the Committee may consider any relevant matter (for example, whether the Participant ceased to be an Eligible Person by reason of retirement, ill-health, accident or redundancy).

6.4   NO ADDITIONAL RIGHTS

      The Plan does not give any person any additional rights to compensation or damages as a result of the termination of employment or appointment.


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7.    EXERCISE

7.1   EXERCISE

      The Holder may exercise an Option only:

      (a)   during an Exercise Period;

      (b) by doing during that Exercise Period everything required by clause 7.3; and

      (c)   by at the same time either:

            (i) exercising all the Options which the Holder is then entitled to exercise; or

            (ii) exercising a number of Options such that the Company will issue a minimum number of Shares that the Committee has determined, or a multiple of that number.

7.2   OTHER OPTIONS

      The exercise of an Option does not prevent the exercise of any other
      Option.

7.3   NOTICE

      To exercise an Option, the Holder must give to the Company a notice specifying that it exercises the Option accompanied by:

      (a)   the Option Certificate; and

      (b) payment of the full amount of the Exercise Price by cheque made out in favour of the Company.

7.4   PAYMENT

      Exercise of an Option is only effective when the Company receives full value for the full amount of the Exercise Price in cleared funds.

7.5   ISSUE

      Not more than 10 Business Days after the exercise of an Option becomes effective, the Company must issue to the Holder the Share the subject of the Option.

7.6   SHARE ISSUED UPON EXERCISE OF OPTION

      The Share issued on exercise of an Option:

      (a)   is subject to the constitution of the Company; and

      (b) ranks equally in every way (including for dividends for which entitlement is determined after the issue) with those then issued fully paid Shares whose holders are entitled to participate in full in any dividend.


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7.7   LAPSE

      Each Option lapses:

      (a)   on exercise of the Option under clause 7.3;

      (b)   if the Option has not been exercised at the end of the Option
            Period;

      (c) subject to clause 6.2, if the Participant ceases to be an Eligible Person during the Vesting Period;

      (d) subject to clauses 6.2 and 6.3, if the Participant ceases to be an Eligible Person after the Vesting Period and the Participant or, if appropriate, his Permitted Nominee, does not exercise the Option within 30 Business Days after that happens;

      (e) if the Committee becomes aware of circumstances which, in the reasonable opinion of the Committee indicate that the Participant has acted fraudulently, dishonestly or in a manner which is in breach of his or her obligations to the Company or any Associated Company and the Committee (in its absolute discretion) determines that the Option held by the Participant or, where appropriate, his Permitted Nominee lapses; or

      (f)   if the Company commences to be wound up.

7.8   BALANCE CERTIFICATE

      If the Holder exercises less than all of the Options in an Option Certificate, the Committee must issue to the Holder an Option Certificate for the remaining Options.

7.9   LISTING ON ASX

      When the Option is exercised, the Company must apply to ASX (and any other stock exchange on which the Shares are quoted) for, and will use its best endeavours to obtain, quotation for the Share to be issued to the Holder on exercise of the Option.

8.    ADJUSTMENTS

8.1   RIGHTS/ENTITLEMENTS ISSUES

      If after the Vesting Period but during the Option Period of an Option, the Company makes a pro rata offer or invitation to holders of Shares or other securities of the Company or any other entity, the Company must give the Holder notice not less than 9 Business Days before the Record Date to determine entitlements to receive that offer or invitation to enable the Holder to exercise the Option and receive that offer or invitation in respect of the Share issued on exercise of the Option.

8.2   NEW ISSUES

      If after the Vesting Period and before the end of the Option Period the Company gives holders of Shares the right (pro rata with existing shareholdings) to subscribe for additional securities and the Option is not exercised in time to enable the Holder to obtain the Share issued on exercise of the Option with the right to subscribe for additional securities, the Exercise Price of an Option after the issue of those securities is adjusted in accordance with the formula set out in schedule 2.


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8.3   PRO RATA BONUS ISSUES

      If during the Option Period the Company makes a pro rata bonus issue to holders of Shares and an Option is not exercised before the Record Date to determine entitlements to that bonus issue, the number of securities to be issued on exercise of the Option is the number of Shares before that bonus issue plus the number of securities which would have been issued to the Holder if the Option had been exercised before that Record Date.

8.4   SUB-DIVISION OR CONSOLIDATION

      If during the Option Period the Company subdivides or consolidates its Shares, the Options must be subdivided or consolidated (as the case may be) in the same ratio as the Shares and the Exercise Price must be amended in inverse proportion to that ratio.

8.5   RETURN OF CAPITAL

      If during the Option Period the Company makes a return of capital, the number of Options remains the same, and the Exercise Price of each Option is reduced by the same amount as the amount returned in relation to each Share.

8.6   CANCELLATION OF CAPITAL THAT IS LOST

      If during the Option Period the Company makes a cancellation of any paid up share capital that is lost or not represented by available assets, the number of Options and the Exercise Price of each Option is unaltered.

8.7   PRO RATA CANCELLATION OF CAPITAL

      If during the Option Period the Company reduces its issued share capital on a pro rata basis, the number of Options must be reduced in the same ratio as the Shares and the Exercise Price of each Option must be amended in inverse proportion to that ratio.

8.8   GENERAL REORGANISATION

      If during the Option Period the Company reorganises its issued share capital in any way not contemplated by this clause 7, the number of Options or the Exercise Price, or both, must be reorganised so that the Holder will not receive a benefit that holders of Shares do not receive.

8.9   CUMULATIVE ADJUSTMENTS

      Each adjustment under clauses 8.1 to 8.8 must be made for every unexercised Option every time the relevant clause applies during the Option Period.

8.10  ROUNDING

      Until an Option is to be exercised, all calculations adjusting the number of Shares or the Exercise Price must be carried out to include all fractions, but on exercise the number of Shares issued is rounded down to the next lower whole number and the Exercise Price rounded up to the next higher cent.


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8.11  NOTICE OF ADJUSTMENT

      The Company must give notice to Holders of any adjustment to the number, description or items of security which are to be issued on exercise of an Option or to the Exercise Price, and must do so in accordance with any applicable Listing Rules. This notice may be in the form of a revised Option Certificate.

8.12  LISTING RULES

      An adjustment must not be made under this clause 8 unless it is consistent with the Listing Rules. The Company may amend the terms of any Option, or the rights of any Holder under this Plan, to comply with the Listing Rules applying at the time to any reorganisation of capital of the Company.

9.    AMENDMENT OF THE PLAN 9.1 CONSISTENCY WITH TRADING RULES

      If the Company is either (or both) admitted to the Official List of the ASX or a member of CHESS, the following provisions apply (unless the ASX or the SCH waives the relevant Trading Rule in writing).

      (a) Despite anything contained in this Plan, if the Trading Rules prohibit an act being done, the act must not be done.

      (b) Nothing in this Plan prevents an act being done that the Trading Rules require to be done.

      (c) If the Trading Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

      (d) If the Trading Rules require this Plan or the terms of the issue of the Options to contain a provision and they do not contain such a provision, this Plan or the terms of issue of the Options (as the case may be) are taken to contain that provision.

      (e) If the Trading Rules require this Plan or the terms of the issue of the Options not to contain a provision and they contain such a provision, this Plan or the terms of issue of the Options (as the case may be)are taken not to contain that provision.

      (f) If any provision of this Plan or the terms of the issue of the Options are or become inconsistent with the Trading Rules, this Plan or the terms of issue of the Options (as the case may be) are taken not to contain that provision to the extent of the inconsistency.


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9.2   BY THE COMMITTEE

      Subject to clause 9.4, the Committee may by resolution:

      (a) amend this Plan or all or any of the rights or obligations of the Participants or Holders; and

      (b) formulate (and subsequently amend) special terms and conditions, in addition to those set out in this Plan, to apply to Participants or Holders who are employed in, resident in, or citizens of, a particular jurisdiction.

9.3   HARDSHIP

      The Committee may, if it reasonably forms the opinion that the operation of any term of an Option or of this Plan is or may be unfair, harsh or unconscionable for any Participant or Holder in the circumstances relating to that Participant or Holder, alter, amend or vary that term or its operation by notice in writing to the affected Participant or Holder.

9.4   LISTING RULES

      The Committee must comply with any restrictions or procedural requirements under the Listing Rules for amending an employee incentive scheme or for amending the terms of issued options, unless those restrictions or requirements are expressly or impliedly relaxed or waived by the ASX or any of its delegates generally, or in a particular case or class of cases.

10.   ADMINISTRATION

10.1  BOARD

      The Board may manage and administer the Plan for the Company and has all powers necessary to do so.

10.2  COMMITTEE

      The Board may delegate management and administration of the Plan to a committee of the Board formed under the constitution of the Company. The Board may direct the Committee how to exercise any of its discretions under these Rules or the Plan and the Committee must comply with any direction of the Board.

10.3  DISPUTES

      Any dispute or difference of any nature arising in relation to the Plan must be referred to the Committee. The Committee's decision on that dispute or difference is final and binding on the Company, the Participants and the Holders in all respects.

11.   DURATION

11.1  DISCRETIONARY

      The Plan continues in operation until the Committee decides to end it.

11.2  SUSPENSION

      The Committee may suspend the operation of the Plan for a fixed period or indefinitely, and may end any suspension.


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11.3  NO PREJUDICE

      If the Plan ends or is suspended for any reason, that does not prejudice the accrued rights of Holders or Eligible Persons (or their Permitted Nominees).

12.   NOTICES AND CORRESPONDENCE

12.1  TO THE COMPANY

      Any notice given by or correspondence from a Holder or Participant to the Company or the Committee in connection with the Plan is only effective if it is in writing, signed and given at or sent to the principal place of business of the Company, or any other address of which the Company gives notice.

12.2  TO A HOLDER OR PARTICIPANT

      Any notice given by or correspondence from the Company or the Committee to a Holder or Participant in connection with the Plan must be in writing and must be given or made by a person authorised by the Committee on behalf of the Company or the Committee to the place of employment of the Holder or Participant or to the last address of that person given to the Company.

13.   GENERAL

13.1  GOVERNING LAW

      (a)   This Plan is governed by the law in force in Western Australia.

      (b) The Company and each Holder and Participant submit to the non-exclusive jurisdiction of the courts exercising jurisdiction in Western Australia and any court that may hear appeals from any of those courts, for any proceedings in connection with this Plan, and waive any right they might have to claim that those courts are an inconvenient forum.

13.2  NO INTEREST IN SHARES

      A Holder has no interest in a Share the subject of an Option unless and until that Share is issued to the Holder on exercise of the Option.

14.   INTERPRETATION

14.1  RULES FOR INTERPRETING THIS DOCUMENT

      Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

      (a)   A reference to:

            (i) legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;


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            (ii)  a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

            (iii) a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

            (iv) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

            (v) anything (including a right, obligation or concept) includes each part of it.

      (b)   A singular word includes the plural, and vice versa.

      (c)   A word which suggests one gender includes the other genders.

      (d) If a word is defined, another part of speech has a corresponding meaning.

      (e) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

      (f)   A reference to "DOLLARS" or "$" is to Australian currency.

      (g) The words "SUBSIDIARY", "HOLDING COMPANY" and "RELATED BODY CORPORATE" have the same meanings as in the Corporations Act 2001.

14.2  BUSINESS DAYS

      If the day on or by which a person must do something under this document is not a Business Day:

      (a) if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

      (b) in any other case, the person must do it on or by the previous Business Day.

15.   DEFINITIONS

      In these Rules, the following definitions apply.

      "ACCEPTANCE FORM" means the form for the acceptance of an invitation to apply for Options as set out in schedule 1 or in such other form as approved by the Committee from time to time.

      "ASSOCIATED COMPANY" means:

      (a)   any company that is a related body corporate of the Company; or

      (b)   any company in which the Company has 20% or more of the Voting
            Power.


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      "ASX" means Australian Stock Exchange Limited.

      "BID PERIOD" has the same meaning as in section 9 of the Corporations Act 2001.

      "BOARD" means the board of Directors of the Company.

      "BUSINESS DAY" means a "business day" under the Listing Rules.

      "CHANGE IN CONTROL" means:

      (a) a person's Voting Power in the Company increases from less than 30% to 30% or more; or

      (b) a person's Voting Power in the Company decreases from 30% or more to less than 30%; or

      (c) the Board resolving that it considers that a person who previously had not been in a position to do so, is in the position, directly or indirectly, and either alone or with associates, to remove one-half or more of the Directors.

      "CHANGE IN CONTROL PERIOD" means, in relation to a Change in Control, the 20 Business Days after the day on which the Change in Control occurred.

      "CHESS" means the Clearing House Electronic Subregister System operated by ASX Settlement and Transfer Corporation Pty Limited.

      "COMMITTEE" means the Board or, if the Board delegates to a committee under clause 10.2, that committee.

      "COMPANY" means pSivida Limited ABN 78 009 232 026.

      "DIRECTOR" means a director of the Company.

      "ELIGIBLE PERSON" means any:

      (a)   Officer; or

      (b) person employed (full time or part time) by the Company or by Associated Company.

      "EXERCISE CONDITION" means, for an Option, a condition which must be met before the Option can be exercised.

      "EXERCISE PERIOD" means, for an Option, each of:

      (a) each day after the Vesting Period and before the end of the Option Period;

      (b) each Bid Period during the Option Period regardless of whether the Exercise Conditions (if any) applicable to that Option have been satisfied or not at the commencement of each Bid Period; and

      (c)   each Change in Control Period during the Option Period.


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      "EXERCISE PRICE" means the subscription price on exercise of an Option fixed for that Option under clause 3 (as adjusted under clause 8).

      "GROUP" means the Company and all Associated Companies.

      "HOLDER" means, in relation to an Option, the person (whether a Participant or a Permitted Nominee) registered as the holder of the Option in the Company's register of option holders.

      "LISTING RULES" means the listing rules of ASX as they apply to the Company from time to time.

      "MARKET PRICE" of a Share, at a particular date, means the price determined by the Committee to be the weighted average closing price of Shares sold on ASX on the 5 trading days immediately preceding that date (but if no Shares were sold on ASX during that 5 day period the Market Price of a Share is to be the amount determined by the Committee to be equal to the closing price of Shares sold on ASX on the last trading day on which Shares were traded).

      "MINIMUM PRICE" means the amount prescribed by the Listing Rules as the minimum price for options (if any).

      "OFFICER" means any director (including a non-executive director) or company secretary of the Company or of an Associated Company.

      "OPTION" means an option to subscribe under this Plan for 1 fully paid Share (as adjusted under clause 8).

      "OPTION CERTIFICATE" means the certificate issued by the Company to a Holder for an Option, such certificate to be substantially in the form set out in schedule 3, or in such other form as the Board may decide from time to time.

      "OPTION PERIOD" means, for an Option, the period starting on the date on which the Company grants the Option and ending on the date specified in the invitation to apply for that Option.

      "PARTICIPANT" means any Eligible Person who the Committee has decided to invite to apply for Options under the Plan.

      "PERMITTED NOMINEES" is defined in clause 4.

      "PLAN" means these Rules and the pSivida Limited Employee Share Option Plan established in accordance with this document.

      "RECORD DATE" has the meaning given by the Listing Rules.

      "RULES" means the rules of the pSivida Limited Employee Share Option Plan established in accordance with this document.

      "SCH" means the body corporate acting as the securities clearing house under the Corporations Act 2001.

      "SHARE" means an ordinary share in the Company.

      "TRADING RULES" means the Listing Rules, any other rules of the ASX applying to the Company while it is admitted to the official list of the ASX, and the SCH business rules as amended or replaced from time to time.

      "VESTING PERIOD" means, for an Option, the period of 1 year after the date of grant or another period fixed by the Committee (for all Options or for particular Options).

      "VOTING POWER" has the same meaning as in section 610 of the Corporations Act 2001.

                                   SCHEDULE 1

To:   pSivida Limited
      Level 25
      QV1 Building
      250 St George's Terrace
      PERTH  WA  6000

      Attention: The Company Secretary

1.    ACCEPTANCE*

      I, _____________________________ of ___________________________, accept the Company's Offer to me dated _________________ to apply for _________________ pursuant to the pSivida Limited Employee Share Option Plan [and enclose a cheque in the amount of $________________ in full payment of the issue price for those Options].

2.    RENUNCIATION IN FAVOUR OF PERMITTE NOMINEE*

      I, ____________________ of ______________________________ , wish to renounce the Company's Offer to me dated ___________________ to apply for __________________ Options pursuant to the pSivida Limited Employee Share Option Plan in favour of my nominee, ______________________ of _____________________________. [My Nominee encloses a cheque in the amount of $_________________ in full payment of the issue price for those Options].

      I agree to procure that my Nominee will comply with the rules of the pSivida Limited Employee Share Option Plan.

      Date:

      ----------------------------
      Signature of Offeree

      ----------------------------
      Name of Offeree

      *     Complete whichever section is applicable

                                   SCHEDULE 2

         01 = 0 - E [P - (S + D)]
                    -----------------------------------------
                          N + 1

         where:

         01 =     The new Exercise Price of the Option.

         0  =     The old Exercise Price of the Option.

         E  =     The number of Shares into which an Option is exercisable.

         P  =     The average closing price (excluding special crossings,
                  overnight sales and exchange traded option exercises) on the Stock Exchange Automated Trading System provided for the trading of securities on ASX of Shares (weighted by reference to volume) during the 5 trading days before the ex rights date or ex entitlements date.

         S  =     The subscription price for one security under the renounceable rights or entitlements issue.

         D  =     The dividend due but not yet paid on existing Shares (except those to be issued under the renounceable rights issue or entitlements issue).

         N  =     Number of Shares with rights or entitlements required to be held to receive a right to one new security.

         However, if 01 under this formula is less than the Minimum Price, the new Exercise Price of the Option is to be equal to the Minimum Price.

                                   SCHEDULE 3


================================================================================


--------------------------------------------------------------------------------

                                 PSIVIDA LIMITED
                               ABN: 78 009 232 026
                        (registered in Western Australia)

--------------------------------------------------------------------------------

                               OPTION CERTIFICATE


[NAME OF OPTIONHOLDER)                Register              Certificate Number
INCLUDING ABN IF A COMPANY]
                                    -------------------    ---------------------
[ADDRESS OF OPTIONHOLDER]
                                    -------------------    ---------------------

                                        Option Numbers              Issue Date

                                    -------------------    ---------------------

                                    -------------------    ---------------------


--------------------------------------------------------------------------------


is the registered holder of:


[NUMBER OF OPTIONS]


options over unissued shares in pSivida Limited issued on the terms contained in the Rules of the pSivida Limited Employee Share Option Plan dated [ ].


NOTE: This certificate must be surrendered on the exercise of any of the options.


EXECUTED by PSIVIDA LIMITED:


------------------------------------          ----------------------------------
Signature of director                         Signature of director/secretary


------------------------------------          ----------------------------------
Name of director                              Name of director/secretary


--------------------------------------------------------------------------------

================================================================================

                                 EXERCISE NOTICE

               FOR OPTIONS OVER UNISSUED SHARES IN PSIVIDA LIMITED


[NAME OF OPTION HOLDER INCLUDING ABN IF A COMPANY], of

.................................................................................
                                    (ADDRESS)


hereby gives notice to pSivida Limited that it exercises

.................................................................................
(NUMBER OF OPTIONS - MUST BE THE ENTIRE HOLDING OR A MULTIPLE OF 1 000 OPTIONS)


options over unissued shares in pSivida Limited, from the registered holding set out on the front side of this certificate.

 DATED:

 SIGNED:

 ..................................................
 Name

 A. FOR USE BY COMPANIES HAVING A COMMON SEAL

 THE COMMON SEAL of the fixing of which was witnessed by:


 --------------------------------         -------------------------------------
 Signature of director/secretary*         Signature of director/sole director*


 --------------------------------         -------------------------------------
 Name                                     Name


B. FOR USE BY COMPANIES NOT HAVING A COMMON SEAL

 EXECUTED by:

 --------------------------------         -------------------------------------
 Signature of director/secretary*         Signature of director/sole director*


 --------------------------------         -------------------------------------
 Name                                     Name


* Delete whichever is not applicable